Exhibit 5.1

September 13, 2004

THE BOARD OF DIRECTORS OF
GOLDEN STAR RESOURCES LTD.
10901 West Toller Drive
Suite 300
Littleton, Colorado
80127-6312
U.S.A.

Dear Sirs:

Re:     Golden Star Resources Ltd.

     We have acted as Canadian counsel for Golden Star Resources Ltd., a Canadian corporation, (the “Corporation”) in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933 relating to the registration by the Corporation of 6,000,000 common shares (the “Shares”) issuable pursuant to the Corporation’s Amended and Restated 1997 Stock Option Plan (the “Plan”).

     We have examined such documents and have considered such questions of law as we have determined relevant and necessary as a basis for the opinions hereinafter set forth. As to various questions of fact material to such opinions and which were not independently established, we have relied upon a certificate of an officer of the Corporation, a copy of which has been delivered to you today.

     In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified, notarial or true copies or reproductions.

     Our opinions herein are restricted to the laws of the Province of Ontario and the federal laws of Canada applicable therein, as of the date of this opinion. We do not undertake to advise the addressee hereof as to any changes in the laws of the Province of Ontario or the federal laws of Canada applicable therein after the date of this opinion.

     Based on the foregoing, it is our opinion that the Shares are duly and validly authorized and, when issued as contemplated by the Plan, will be legally issued, fully paid and non-assessable.

     This opinion is being furnished for the sole benefit of the addressee hereof and may not be used, circulated, quoted, relied upon, distributed, or otherwise referred to by any other person or entity or for any other purpose without our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

     Yours truly,